Allied Research Corporation                 EXHIBIT 21

                              LIST OF SUBSIDIARIES

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1.       Mecar S.A., a Belgian Corporation

        Wholly-owned and majority owed Belgian subsidiaries of Mecar S.A.

               A. Mecar Immobliere S.A.

               B. Sedachim, S.I.

               C. Tele Technique Generale

                      Detectia, N.V. (0.2% owned)

               D. VSK Electronics N.V.

                      Classics, B.V.B.A.

                      Detectia, N.V. (99.8% owned)

                      Belgian Automation Units, N.V. (100% owned)

                      I.D.C.S., N.V.

                      VSK Electronics, S.A. (a French Company)


2.       Barnes & Reinecke, Inc., a Delaware Corporation


3.       Allied Research Corporation Limited, a U.K. Corporation


4.       ARC Services, Inc., a Delaware Corporation

5.       Allied Environmental, Inc.

                                      E-4